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                                                                     Exhibit 5.2



               [Letterhead of Blackwell Sanders Peper Martin LLP]



                                December 4, 2003



Volume Services America Holdings, Inc.
201 East Broad Street
Spartanburg, South Carolina  29306

      RE:   Volume Services, Inc. and Servo-Kansas, Inc.

Ladies and Gentlemen:

      We have been retained as special Kansas counsel for Volume Services, Inc., a Kansas corporation ("Volume Services"), and Servo-Kansas, Inc., a Kansas corporation ("Servo-Kansas", and together with Volume Services, the "Kansas Guarantors"), to furnish you with certain requested opinions in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement", which term shall include any additional registration statements that may be filed pursuant to Rule 462(b) (as prescribed by the Securities and Exchange Commission)).

      In such capacity, we have reviewed a photocopy of the form of the Indenture which has been filed as an exhibit to the Registration Statement (the "Indenture"), among Volume Services America Holdings, Inc., the Kansas Guarantors, the other Guarantors identified therein, and The Bank of New York, as trustee. We understand that the executed Indenture will be in substantially the same form as the form we have reviewed. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and of officers and directors of the Kansas Guarantors, as we have deemed necessary in order to express the opinions set forth below.

      In rendering the opinions set forth below, we have made, with your permission, and without independent investigation on our part, the following assumptions:

      a. We have assumed that all certifications of public officials and officers and directors of the Kansas Guarantors concerning factual matters are accurate and complete.

      b. We have assumed (i) the genuineness of all signatures, (ii) that all documents submitted to us as certified, conformed, photostatic or telefacsimilied copies conform to the
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December 4, 2003
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original documents, and (iii) that all such original documents and all documents submitted to us as originals are authentic.

      c. We have, to the extent we have deemed appropriate, assumed that the statements, recitals, representations and warranties as to matters of fact set forth in the Indenture were accurate and complete at the time made.

      Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact; and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Kansas Guarantors or the rendering of the opinions set forth below.

      Based on the foregoing and subject to the assumptions, qualifications and limitations referred to or identified herein, we are of the following opinions as of the date hereof:

      1. The Indenture has been duly authorized by all requisite corporate action on the part of the Kansas Guarantors, and upon due execution and delivery of the Indenture in the name of and on behalf of each of the Kansas Guarantors by their respective Chief Executive Officer, Chief Financial Officer or General Counsel, the Indenture will have been duly and validly executed and delivered by the Kansas Guarantors.

      2. Neither the execution and delivery by the Kansas Guarantors of the Indenture nor the agreement by the Kansas Guarantors to perform their respective obligations thereunder violates the laws of the State of Kansas.

      The opinions and statements expressed herein are subject to the following qualifications and limitations:

      A. Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Kansas.

      B. We are expressing no opinion with respect to any document other than the Indenture, and are expressing no opinion as to the validity or enforceability of any document.

      C. We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Securities and Exchange Commission or any state securities regulatory agency, including the Registration Statement.

      The opinions set forth herein are rendered to you in connection with the Registration Statement and such opinions may be relied upon by your counsel, Simpson Thacher & Bartlett
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December 4, 2003
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LLP in connection with their provision of certain legal opinions. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

                                    Very truly yours,


                                    /s/ Blackwell Sanders Peper Martin LLP

                                    BLACKWELL SANDERS PEPER MARTIN LLP